Exhibit 77(a)(5)

ING EQUITY TRUST

ABOLITION OF SERIES OF SHARES
OF BENEFICIAL INTEREST

The undersigned, being a majority of the Trustees of ING Equity Trust, a Massachusetts business trust (the “Trust”), acting pursuant to Article VIII, Section 8.2, of the Trust’s Amended and Restated Declaration of Trust, dated February 25, 2003, as amended, hereby abolish the ING Index Plus LargeCap Equity Fund VIII and the ING Index Plus LargeCap Equity Fund IX, and the establishment and designation thereof, there being no shares of each such series currently outstanding.

Dated:  September 14, 2009

/s/ Colleen D. Baldwin . Colleen D. Baldwin, as Trustee	/s/ J. Michael Earley . J. Michael Earley, as Trustee
/s/ John V. Boyer . John V. Boyer, as Trustee	/s/ Patrick W. Kenny . Patrick W. Kenny, as Trustee
/s/ Patricia W. Chadwick . Patricia W. Chadwick, as Trustee	/s/ Shaun P. Mathews . Shaun P. Mathews, as Trustee
/s/ Robert W. Crispin . Robert W. Crispin, as Trustee	/s/ Sheryl K. Pressler . Sheryl K. Pressler, as Trustee
/s/ Peter S. Drotch . Peter S. Drotch, as Trustee	/s/ Roger B. Vincent . Roger B. Vincent, as Trustee